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                                                                    EXHIBIT 23.1

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1996 Outside Directors Stock Option Plan, as amended, for the registration of 150,000 Common Shares of DataTRAK International, Inc., formerly Collaborative Clinical Research, Inc., of our report dated February 5, 1999 with respect to the consolidated financial statements of DataTRAK International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

Cleveland, Ohio
October 27, 1999

                                            /s/ Ernst & Young LLP

                                            ERNST & YOUNG LLP